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                                                                    EXHIBIT 23.8

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 5, 1997 in the Registration Statement (Form
S-4 No. 333-     ) and related Prospectus of UROHEALTH Systems, Inc. (Company)
for the registration of $110,000,000 principal amount of 12 1/2% Senior Subordinated Notes due 2004 of Urohealth Systems, Inc. and to the incorporation by reference therein of our report dated February 5, 1997, with respect to the financial statements of X-Cardia Corporation included in the Company's Form 8-K/A, dated March 14, 1997, as amended, filed with the Securities and Exchange Commission.

                                          /s/  ERNST & YOUNG LLP
                                          --------------------------------------
                                               ERNST & YOUNG LLP

Palo Alto, California
April 30, 1997